Exhibit 99.1

Contact: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Announces Dividend Increase and New Share Repurchase Program

Kansas City, Mo., August 15, 2017. Kansas City Southern (KCS) (NYSE: KSU) announced that its Board of Directors approved at its meeting today two actions to return capital to KCS’s shareholders as part of KCS’s capital allocation plan:

1.
An increase in the quarterly dividend on KCS’s common stock from $0.33 to $0.36 per share. The board declared a common stock dividend at this increased amount payable on October 4, 2017, to stockholders of record at the close of business on September 11, 2017.

2.
A new $800 million share repurchase program, which replaces the Company’s previous $500 million program announced in 2015 and completed in the second quarter of 2017. The new authorization includes: (a) a $200 million Accelerated Share Repurchase program, which will be launched immediately and is expected to be completed by early in the fourth quarter of 2017; and (b) a $600 million open market purchase program expiring June 30, 2020.

“Our announcement today reflects our optimism with regard to KCS’s long-term business prospects,” said Pat Ottensmeyer, CEO and President. “We seek to maintain a strong balance sheet and preserve financial flexibility by funding these actions with cash on hand and future cash flow from operations, continuing our emphasis on balancing the needs of our fixed income and equity investors.”

Approximately 1.6 million of the shares to be repurchased under the Accelerated Share Repurchase program will be received by KCS on August 16, 2017. The total number of shares ultimately repurchased under the program will be determined upon final settlement and will be based on the volume-weighted average price of KCS’s common stock during the applicable valuation period, less a discount.

Also at today’s meeting, the directors declared a regular dividend of $0.25 per share on the outstanding KCS 4% Non-Cumulative Preferred stock. This dividend is payable on October 3, 2017, to stockholders of record at the close of business on September 11, 2017.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances are primary components of a railway network, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.